                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT, dated as of June 30, 2005 by and among Michael
O'Reilly, an individual with an address at c/o Windswept Environmental Group
Inc., 100 Sweeneydale Avenue, Bay Shore, New York 11706 (the "Purchaser") and
Windswept Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Spotless Plastics with an office at 150 Motor Parkway, Hauppauge,
New York 11788 (the "Seller").

                              W I T N E S S E T H:

         WHEREAS, the Seller desires to sell to the Purchaser 15,469,964 shares of common stock, par value $.0001 per share (the "Shares") of Windswept
Environmental Group, Inc., a Delaware corporation (the "Company"); and

         WHEREAS, the Purchaser desires to purchase the Shares upon the terms and for the consideration set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements hereinafter set forth, the Seller and Purchaser hereby agree as follows:

Section 1.        Purchase and Sale of the Shares.

                  (a) In consideration of the sale of the Shares by the Seller on the date hereof (the "Closing Date"), the Purchaser shall issue to Spotless
Plastics a non-recourse secured promissory note in the principal amount of
$120,500 bearing interest at the London Interbank Offered Rate (the "LIBOR")
plus 1.00% per annum maturing on the tenth (10) anniversary of the date hereof
(the "Purchase Price"), substantially in the form attached hereto as Exhibit A
(the "Note"). The obligation of the Purchaser under the Note shall be secured by the Shares pursuant to a Stock Pledge Agreement of even date herewith between
Spotless Plastics (USA), Inc., a Delaware corporation ("Spotless Plastics"), as assignee of the Seller, and the Purchaser, in the form attached hereto as
Exhibit B (the "Pledge Agreement"). For purposes of this Agreement, "LIBOR"
shall mean the rate of interest at which banks offer to lend money to each other in the wholesale money markets in London, as of the date hereof, as set forth in the Wall Street Journal.

                  (b) On the Closing Date, the Seller shall deliver to the
Purchaser a stock certificate or certificates representing the Shares, together with stock powers executed in blank with signature medallion guaranteed.

                  (c) The certificate representing the Shares (the
"Certificate") shall be held by Spotless Plastics pursuant to the terms of the
Pledge Agreement until the Purchase Price has been paid in full pursuant to the terms of the Note; provided, however, that pursuant to the terms of the Pledge
Agreement, unless and until the existence and continuation of an Event of
Default (as defined in the Note) under the Note, the Purchaser shall have the right to vote the Shares and to

receive any dividends or other distributions made by the Company with respect to the Shares to the same extent as if the Certificate was held by the Purchaser.
Upon full payment of the Purchase Price, Spotless Plastics shall as soon as practicable, but in no event more than two (2) business days after final payment, deliver the Certificate to the Purchaser at the address of the
Purchaser provided above, or at such other place as the Purchaser may from time to time designate.

Section 2.        Representations and Warranties of the Seller.

                  The Seller hereby represents and warrants to the Purchaser as follows:

                  (a) The execution, delivery and performance by the Seller of this Agreement does not violate any (i) contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Seller or
(ii) laws, statutes, ordinances, court orders or regulations governing the
Seller or to which the Seller may be subject.

                  (b) The Seller has the power and authority to accept, execute and deliver this Agreement and to carry out its obligations hereunder; the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller; this Agreement constitutes the valid and legally binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

                  (c) Except to the extent provided herein, the Seller has good and marketable title to the Shares and the Shares are owned by the Seller, validly issued, fully paid and non-assessable, and upon consummation, the Seller will convey to the Purchaser good and marketable title to the Shares.

                  (d) Spotless Plastics shall not sell, transfer, pledge,
hypothecate or otherwise dispose of any Shares which remain subject to the
Pledge Agreement except pursuant to the terms thereof.

Section 3.        Representations and Warranties of the Purchaser.

                  (a) The Purchaser has the legal capacity to enter into this
Agreement and to consummate the transactions contemplated hereby. This
Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable against him in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

                  (b) The Purchaser understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act) or any state's securities laws and that the transfer of the Shares is being made in reliance upon an exemption from the registration requirements of the Securities
Act, which depends, in part, upon the accuracy of the representations made by the Purchaser in this Agreement. The Purchaser understands that the Seller is relying upon the Purchaser's representations and agreements contained in this
Agreement for the purpose of determining whether this transaction meets the requirements for such exemption.

                  (c) The Purchaser has such knowledge, skill and experience in business, financial and investment matters so that the Purchaser is capable of evaluating the merits and risks of an investment in the Shares. To the extent that the Purchaser has deemed it appropriate to do so, the Purchaser has retained, and relied upon, appropriate professional advice regarding the tax, legal and financial merits and consequences of the investment in the Shares.

                  (d) The Purchaser has made, either alone or together with
advisors (if any), such independent investigation of the Company, its management, and related matters as the Purchaser deems to be, or such advisors
(if any) have advised to be, necessary or advisable in connection with an investment in the Shares; and the Purchaser and his advisors (if any) have received all information and data which the Purchaser and such advisors (if any)
believe to be necessary in order to reach an informed decision as to the advisability of an investment in the Shares.

                  (e) The Purchaser is an "accredited investor" within the
meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

                  (f) The Purchaser represents that (i) he has adequate means of providing for his financial needs and possible contingencies and has assets or sources of income which, taken together, are more than sufficient so that he could bear the risk of loss of his entire investment in the Shares, (ii) he has no present or contemplated future need to dispose of all or any portion of the
Shares to satisfy any existing or contemplated undertaking, need or indebtedness, and (iii) he is capable of bearing the economic risk of an investment in the Shares for the indefinite future. The Purchaser agrees to furnish any additional information requested by the Seller to assure compliance of this transaction with applicable federal and state securities laws in connection with the purchase and sale of the Shares.

                  (g) The Purchaser understands that the Shares are "restricted securities" under applicable securities laws and that the Securities Act and the rules of the Securities and Exchange Commission (the "SEC") provide that the
Purchaser may dispose of the Shares only

pursuant to an effective registration statement under the Securities Act or an exemption from such registration, if available. The Purchaser further understands that the Company has no obligation or intention to cause to be registered on anyone's behalf or to take action so as to permit sales pursuant to the Securities Act of the Shares. Accordingly, the Purchaser, absent some other arrangement with the Company or the Seller, may dispose of the Shares only in certain transactions that are exempt from registration under the Securities
Act, including "private placements," in which event the transferee will acquire a "restricted security" subject to the same limitations as in the hands of the
Purchaser. As a consequence, the Purchaser understands that he must bear the economic risks of the investment in the Shares for an indefinite period of time.

                  (h) The Purchaser hereby confirms that he is acquiring the
Shares for investment only and not with a view to or in connection with any resale or distribution of the Shares. The Purchaser hereby affirms that he has no present intention of making any sale, assignment, pledge, gift, transfer or other disposition of the Shares or any interest therein, except for a pledge of the Shares to Spotless Plastics as contemplated by the Pledge Agreement.

                  (i) The Purchaser has read and fully reviewed the information regarding the Company set forth in the Company's public disclosures and its filings made with the SEC.

                  (j) The Purchaser, to the best of his knowledge, represents that neither the Seller, the Company nor any person acting on their behalf, has offered or sold the Shares to the Purchaser by any form of general solicitation, general or public media advertising or mass mailing. The only condition to the
Purchaser's performance of his obligation hereunder shall be that each of the representations and warranties of the Seller made herein shall have been true and correct in all material respects as of the date hereof (except for those which are qualified as to materiality which shall be true in all respects) and shall be true and correct in all material respects (except for those which are qualified as to materiality which shall be true in all respects) on and as of the date hereof as though made on and as of the date hereof.

                  (k) The Certificate shall bear a conspicuously printed legend substantially in the following form:

                      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
                      REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
                      THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES
                      AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT
                      BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE
                      TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT
                      FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS
                      AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN
                      OPINION OF COUNSEL

                      SATISFACTORY TO THE ISSUER OF THESE SHARES TO THE EFFECT
                      THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH
                      STATE SECURITIES LAWS.

                  (l) The Purchaser shall not sell, transfer, pledge,
hypothecate or otherwise dispose of any Shares which remain subject to the
Pledge.

Section 4.        Fees and Expenses.

                  Each of the parties hereto shall pay its own legal and
accounting charges and other expenses incident to the execution of this
Agreement and the consummation of the transactions contemplated hereby. Any required federal, state and local transfer taxes, if any, shall be paid by the
Seller.

Section 5.        Survival.

                  All agreements, representations and warranties and covenants contained herein or made in writing by or on behalf of the parties hereto in connection with the transactions contemplated hereby shall survive the execution of this Agreement and the consummation of such transactions.

Section 6.        Severability.

                  If any term, provision, covenant or restriction of this
Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the parties shall negotiate in good faith to modify this
Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 7.        Miscellaneous.

                  This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York without regard to its conflicts of laws principles. This Agreement embodies the entire agreement and understanding between the Seller and the Purchaser and supersedes all prior agreements and understandings, oral and written, relating to the subject matter hereof. This Agreement may not be modified or amended or any term or provision hereof waived or discharged, except in writing signed by the party against whom such modification, waiver or discharge is sought to be enforced. This Agreement may be executed

simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
All of the terms of this Agreement shall be binding upon the respective successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                    /s/ Michael O'Reilly
                                    -------------------------
                                    MICHAEL O'REILLY

                                    WINDSWEPT ACQUISITION CORPORATION

                                    By: /s/ Charles L. Kelly
                                        ----------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                                 PROMISSORY NOTE

                                                         East Moriches, New York
                                                                   June 30, 2005

Amount:  $120,500

         FOR VALUE RECEIVED, Michael O'Reilly, (hereinafter referred to as the
"Maker") an individual residing at 35 Tuthill Point Road, East Moriches, New
York 11940, promises to pay to the order of Spotless Plastics (USA), Inc., a company incorporated under the laws of the State of Delaware with its principal office at 150 Motor Parkway, Suite 413, Hauppauge, New York 11788 (the "Payee"),
the principal amount of One Hundred Twenty Thousand Five Hundred U.S. Dollars
($120,500) (the "Principal Amount"). The Principal Amount shall be payable on the tenth anniversary of the date of this Note (the "Maturity Date"). This Note is made by the Maker in connection with the purchase of Fifteen Million, Four
Hundred Sixty-Nine Thousand, Nine Hundred Sixty-Four (15,469,964) shares
("Shares") of Windswept Environmental Group, Inc. ("WEGI") as provided in that certain Stock Purchase Agreement by and between the Maker and the Payee dated as of the date hereof. Maker acknowledges that pursuant to the Stock Pledge
Agreement by and between the Maker and the Payee dated as of the date hereof
(the "Pledge Agreement") the Shares have been pledged as collateral to secure the payment of all amounts due under this Note and, upon the Note becoming due and payable prior to the Maturity Date, Payee may exercise all rights and remedies provided to it in the Pledge Agreement and may offset the sales proceeds of the Shares against the unpaid principal amount of this Note and any interest thereon.

The Maker agrees to pay interest on the Principal Amount hereof from time to time outstanding at an annual rate of (i) the LIBOR Rate (as defined below) plus
(ii) one percent (1%). Interest shall be calculated daily on the basis of a
360-day year and compounded annually on the principal amount then outstanding.
For the purposes of this Note, "LIBOR Rate" means a rate per annum (rounded upward if necessary, to the nearest 1/16 of 1%) determined by the Payee (which determination shall be conclusive , absent manifest error) to be equal to the offered rate for 90-day deposits (the "Interest Period") in Dollars in the
London Interbank Market at approximately 11:00 a.m. in London, United Kingdom, which appears on the Telerate Page 3750, two (2) banking days prior to the first day of each Interest Period. For the purposes of this Note, Telerate Page 3750 means the display designated as Page 3750 on the Dow Jones Telerate Service, or
such other page or display as may be designated by the British Bankers'
Association ("BBA") as the information vendor for the purposes of displaying the
BBA Interest Settlement Rates for Dollar Deposits.

         The Principal Amount and all accrued interest thereon shall be due and payable on the Maturity Date in lawful money of the United States of America.
Maker may prepay at any time and from time to time any or all amounts then outstanding under this Note without penalty. On the Maturity Date, Maker shall pay to Payee any and all accrued interest on the Principal Amount then outstanding.

         The Principal Amount, interest thereon and any and all other amounts, shall be without recourse to Maker. In the event of any default by Maker under the Note, the sole and exclusive remedy of Payee with respect to this Note shall be to take possession of the Shares and to hold, sell, transfer to others and/or enjoy the same free from any right of Maker and to apply the Shares against the liability of Maker under this Note. In the event that the value of the Shares held or sold by Payee in the event of a default is insufficient to cover the
Principal Amount and any interest then due under this Note, plus the expenses of any sale, Maker shall not be liable to Payee for any deficiency or for any interest thereon.

         The Principal Amount of this Note and any accrued interest thereon shall be payable in cash or by certified check or wire transfer delivered to
Payee at its address first set forth above, or at such other address as Payee may designate to Maker in writing, without set-off or counterclaim, free and clear of and without deduction for any present or future taxes, restrictions or conditions of any nature.

         To secure the payment of Maker's obligations hereunder, Maker has granted to Payee a security interest in all of the Shares of WEGI purchased by
Maker from Payee pursuant to the terms and conditions of the Stock Purchase
Agreement, such Shares to be held in the custody of the Secretary of the Payee, together with a Stock Power signed by Maker annexed to the Pledge Agreement.

         This Note may be sold, assigned, transferred, negotiated, granted participations in or otherwise disposed of by Payee only to parents, subsidiaries and/or affiliates of the Payee without the prior written consent of the Maker. This Note may not be amended except by an agreement in writing signed by Maker and Payee.

         This Note shall be governed, construed and enforced in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law thereunder (except for N.Y. GEN. OBLIG. LAW ss. 5-1401 and ss.
5-1402).

         If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions shall in no way be affected thereby.

                                           -------------------------------------
                                              Michael O'Reilly
Witnessed or attested by:

----------------------------------

                                       10

                                                                       EXHIBIT B

                             STOCK PLEDGE AGREEMENT

         THIS AGREEMENT made as of this 30th day of June, 2005 by and between
SPOTLESS PLASTICS (USA), INC., a Delaware corporation ("Spotless"), and MICHAEL
O'REILLY, an individual residing at 35 Tuthill Point Road, East Moriches, New
York 11940 (the "Pledgor").

                                    RECITALS

         A. In connection with the sale to Pledgor of Fifteen Million, Four
Hundred Sixty-Nine Thousand, Nine Hundred Sixty-Four (15,469,964) shares of common stock (the "Shares") in Windswept Environmental Group, Inc., a Delaware
corporation (the "Corporation") by Spotless, Pledgor has issued that certain promissory note (the "Note") dated as of the date hereof, payable to the order of Spotless, as assignee of Windswept Acquisition Corporation, a Delaware corporation ("WAC"), in the principal amount of one hundred twenty thousand five hundred U.S. Dollars (US$120,500).

         B. The Note is secured by the Shares held by Pledgor and other collateral upon the terms set forth in this Agreement.

         C. WAC has assigned its interest in the Note and its security interest in the Shares to Spotless.

         NOW, THEREFORE, it is hereby agreed as follows:

         1. GRANT OF SECURITY INTEREST. Pledgor hereby grants a security interest in, and assigns, transfers to and pledges with Spotless, the following securities and other property (collectively, the "Collateral")

          (i) the Shares delivered to and deposited with Spotless as collateral for the Note;

          (ii) any and all new, additional or different securities or other property subsequently distributed with respect to the Shares which are to be delivered to and deposited with Spotless pursuant to the requirements of
     Paragraph 3 of this Agreement; and

          (iii) the proceeds of any sale, exchange or disposition of the property and securities described in subparagraphs (i) or (ii) above.

         Pledgor shall deliver to Spotless, simultaneous with the execution and delivery of this Agreement, certificate(s) representing the shares, and a stock transfer power in the form attached hereto duly endorsed in blank.

                                       11

         2. WARRANTIES. Pledgor hereby warrants that he is owner of the
Collateral and that he holds good and marketable title to the Shares, that he has the right to pledge the Collateral and that the Collateral is free from all liens, encumbrances, adverse claims and other security interests (other than those created hereby).

         3. DUTY TO DELIVER. Any new, additional or different securities or other property (other than regular cash dividends) which may now or hereafter become distributable with respect to the Collateral by reason of (i) any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the common stock as a class without Spotless'
receipt of consideration or (ii) any merger, consolidation or other reorganization affecting the capital structure of Spotless shall, upon receipt by Pledgor, be promptly delivered to and deposited with Spotless as part of the
Collateral hereunder. Any such securities shall be accompanied by one or more properly-endorsed stock power assignments.

         4. PAYMENT OF TAXES AND OTHER CHARGES. Pledgor shall pay, prior to the delinquency date, all taxes, liens, assessments and other charges against the
Collateral, and in the event of Pledgor's failure to do so, Spotless may at its election pay any or all of such taxes and other charges without contesting the validity or legality thereof. The payments so made shall become part of the indebtedness secured hereunder and until paid shall bear interest at the rate specified in the Note, and shall be payable on demand.

         5. SHAREHOLDER RIGHTS. So long as there exists no event of default under Paragraph 10 of this Agreement, Pledgor may exercise all shareholder voting rights and be entitled to receive any and all regular cash dividends paid on the Collateral and all proxy statements and other shareholder materials pertaining to the Collateral.

         6. CARE OF COLLATERAL. Spotless shall exercise reasonable care in the custody and preservation of the Collateral. However, Spotless shall have no obligation to (i) initiate any action with respect to, or otherwise inform
Pledgor of, any conversion, call, exchange right, preemptive right, subscription right, purchase offer or other right or privilege relating to or affecting the
Collateral, (ii) preserve the rights of Pledgor against adverse claims or protect the Collateral against the possibility of a decline in market value or
(iii) take any action with respect to the Collateral requested by Pledgor unless the request is made in writing and Spotless reasonably determines that the requested action will not unreasonably jeopardize the value of the Collateral as security for the Note and other indebtedness secured hereunder.

         Subject to the limitations of Paragraph 8, Spotless may at any time release and deliver all or part of the Collateral to Pledgor, and the receipt thereof by Pledgor shall constitute a complete and full acquittance for the
Collateral so released and delivered. Spotless shall accordingly be discharged from any further liability or responsibility for the Collateral, and the released Collateral shall no longer be subject to the provisions of this
Agreement.

                                       12

         7. TRANSFER OF COLLATERAL. In connection with the transfer or assignment of the Note (whether by negotiation, discount or otherwise) with the prior written consent (not to be unreasonably withheld) of the Pledgor, Spotless may transfer all or any part of the Collateral to any its subsidiaries and/or affiliates, and the transferee shall thereupon succeed to all the rights, powers and remedies granted Spotless hereunder with respect to the Collateral so transferred. Upon such transfer, Spotless shall be fully discharged from all liability and responsibility for the transferred Collateral.

         8. RELEASE OF COLLATERAL. Provided all indebtedness secured hereunder
(other than payments not yet due and payable under the Note) shall at the time have been paid in full and there does not otherwise exist any event of default under Paragraph 9, the Shares, together with any additional Collateral which may hereafter be pledged and deposited hereunder, shall be released from pledge and returned to Pledgor in accordance with the following provisions:

          (i) Upon payment or prepayment of principal under the Note, together with payment of all accrued interest to date on the principal amount so paid or prepaid, one or more of the Shares held as Collateral hereunder shall (subject to the applicable limitations of Paragraph 8(iii) below) be released at the time of such payment or prepayment. The number of the shares to be so released shall be equal to the number obtained by multiplying (i) the total number of Shares held under this Agreement at the time of the payment or prepayment, by (ii) a fraction, the numerator of which shall be the amount of the principal paid or prepaid and the denominator of which shall be the unpaid principal balance of the Note immediately prior to such payment or prepayment. In no event, however, shall any fractional shares be released.

          (ii) Any additional Collateral which may hereafter be pledged and deposited with Spotless (pursuant to the requirements of Paragraph 3) with respect to the Shares shall be released at the same time the particular shares of common stock to which the additional Collateral relates are to be released in accordance with the applicable provisions of Paragraph 8(i).

          (iii) Under no circumstances, however, shall any Shares or any other
     Collateral be released if previously applied to the payment of any indebtedness secured hereunder. In addition, in no event shall any Shares or other Collateral be released pursuant to the provisions of Paragraph
     8(i) or 8(ii) if, and to the extent, the fair market value of the common stock and all other Collateral which would otherwise remain in pledge hereunder after such release were effected would be less than the unpaid principal and accrued interest under the Note.

          (iv) For all valuation purposes under this Agreement, the fair market value per share of common stock on any relevant date shall be the book value, as

                                       13

     determined by reference to the then most-recent audited financial statements of the Corporation.

         9. EVENTS OF DEFAULT. The occurrence of one or more of the following events shall constitute an event of default under this Agreement:

          (i) the failure of Pledgor to pay, when due under the Note, any principal or any accrued interest; or

          (ii) the failure of Pledgor to perform any obligation imposed upon
     Pledgor by reason of this Agreement; or

          (iii) the breach of any warranty of Pledgor contained in this
     Agreement.

         Upon the occurrence of any such event of default, Spotless may, at its election, declare the Note and all other indebtedness secured hereunder to become immediately due and payable and may exercise any or all of the rights and remedies granted to a secured party under the provisions of the New York Uniform
Commercial Code (as now or hereafter in effect), including (without limitation)
the power to dispose of the Collateral by public or private sale or to accept the Collateral in full payment of the Note and all other indebtedness secured hereunder without recourse to the Pledgor.

         Any proceeds realized from the disposition of the Collateral pursuant to the foregoing power of sale shall be applied first to the payment of expenses incurred by Spotless in connection with the disposition, then to the payment of the Note and finally to any other indebtedness secured hereunder. Any surplus proceeds shall be paid over to Pledgor. In the event such proceeds prove insufficient to satisfy all obligations of Pledgor under the Note, then Pledgor shall remain personally liable for the resulting deficiency. The sole and exclusive remedy of Spotless with respect to the Note and this Agreement shall be to take possession of the Collateral and to hold, sell, transfer to others and/or enjoy the same free from any right of Pledgor and to apply the Collateral against any related liability of Pledgor.

         10. COSTS AND EXPENSES. All reasonable costs and expenses (including reasonable attorneys fees) incurred by Spotless in the exercise or enforcement of any right, power or remedy granted it under this Agreement shall become part of the indebtedness secured hereunder and shall bear interest until paid at the rate specified in the Note.

         11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law thereunder (except for N.Y. GEN. OBLIG. LAW ss.
5-1401 and ss. 5-1402).

         12. SUCCESSORS. This Agreement shall be binding upon Spotless and its successors and assigns and upon Pledgor and the executors, heirs and legatees of
Pledgor's estate.

                                       14

         13. SEVERABILITY. If any provision of this Agreement is held to be invalid under applicable law, then such provision shall be ineffective only to the extent of such invalidity, and neither the remainder of such provision nor any other provisions of this Agreement shall be affected thereby.

         16. ASSIGNMENT. Except to the extent expressly provided herein, this
Agreement may not be assigned without the prior written consent of the other party.

                                       15

         IN WITNESS WHEREOF, this Agreement has been executed by Pledgor and
Spotless on the date first above set forth.

                                      PLEDGOR

                                      --------------------------------------
                                      Name: Michael O'Reilly

                                      Address: 33 Tuthill Point Road
                                               East Moriches, New York  11940

AGREED TO AND ACCEPTED BY:
SPOTLESS PLASTICS (USA), INC.

By:
   --------------------------------------------------

Title:
      -----------------------------------------------

                                       16

                             IRREVOCABLE STOCK POWER
                             -----------------------

         FOR VALUE RECEIVED, the undersigned does convey, assign, and transfer to Spotless Plastics (USA) Inc. 15,469,964 shares of the common stock, par value
$.0001 per share, of Windswept Environmental Group, Inc., a Delaware corporation
(the "Company"), represented by Certificate No. ____, standing in the name of the undersigned on the books of the Company. The undersigned does hereby irrevocably constitute and appoint_____________________________________________
attorney to transfer the said stock on the books of the Company, with full power of substitution in the premises.

Dated: June 30, 2005

                                -----------------------------
                                Michael O'Reilly

                                       17

                             IRREVOCABLE STOCK POWER
                             -----------------------

         FOR VALUE RECEIVED, the undersigned does convey, assign, and transfer to Michael O'Reilly 15,469,964 shares of the common stock, par value $.0001 per share, of Windswept Environmental Group, Inc., a Delaware corporation (the
"Company"), represented by Certificate No. 8202, standing in the name of the undersigned on the books of the Company.

         The undersigned does hereby irrevocably constitute and appoint
________________________________________________ attorney to transfer the said stock on the books of the Company, with full power of substitution in the premises.

Dated: June 30, 2005

                                        SPOTLESS PLASTICS (U.S.A.), INC.

                                        ----------------------------------
                                        Name:
                                        Title:

                                       18